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EXHIBIT 99.4(b)

Age Misstatement Endorsement (Form 0410-JA87)
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                                                                 EXHIBIT 99.4(b)

FIRST CAPITAL LIFE
INSURANCE COMPANY


                          AGE MISSTATEMENT ENDORSEMENT


This endorsement becomes a part of the contract to which it is attached.

The following sentence is added to the Required Proof of Age subsection of the ANNUITY PAYMENTS section.

     Any underpayments will be made up immediately by the company and overpayments will be deducted from the succeeding payments by the company as necessary.

Signed for the Company at La Jolla, California.


     /s/ ANDREW L. LOEB             /s/ FRED A BUCK
     Secretary                      President



0410-JA87